EXHIBIT 4.11

AMENDMENT No. 1 TO
AMENDED AND RESTATED INDENTURE

THIS AMENDMENT NO. 1, dated as of December 21, 2016 (the “Amendment”), is made to amend the Amended and Restated Indenture, dated as of September 15, 2014 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Indenture”), between TEXTAINER MARINE CONTAINERS II LIMITED, a company organized under the laws of the Bermuda, as issuer (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture;

WHEREAS, the Issuer desires to amend the Indenture in order to modify certain of the Early Amortization Events and to modify certain other provisions of the Indenture and the Indenture Trustee, at the direction of Noteholders representing in aggregate the Requisite Global Majority, has been directed to execute and deliver this Amendment;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or, if not defined therein, in the Series 2012-1 Supplement.

Section 2.Amendment to the Indenture.  Pursuant to the terms of Section 1002 of the Indenture, the Indenture is amended as follows:

2.1The following definitions are added to Section 101 of the Indenture in appropriate alphabetical order:

“Deferral Period” means the period commencing on December 20, 2016 and ending on February 28, 2017.”

“Deferral Period Fee” means, for the Series 2012-1 Notes on each Payment Date during the Deferral Period, an amount equal to interest accrued on the unpaid principal balance of the Series 2012-1 Notes at an interest rate of one percent (1%) per annum.”

“Subordinated Management Fee”.  For each Payment Date during the Deferral Period, an amount equal to the product of (i) ten percent (10%) and (ii) the Management Fee and Management Fee Arrearage payable on such date.”

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2.2Clause (2) in each of Parts I, II and III of Section 302(c) are amended to read as follows:

“(2)

To the Manager, an amount equal to the excess of (A) the Management Fee and Management Fee Arrearage payable on such Payment Date, over (B) (x) during the Deferral Period, the Subordinated Management Fee, and (y) during any time not described in the foregoing clause (x), zero.”

2.3Clause (14) in Part I and Part II of Section 302(c) and clause (10) in Part III of Section 302(c) are amended to add the words “, Deferral Period Fee,” after the words Step Up Warehouse Fee in each such clause.

2.4Clause (19) in each of Part I and Part II of Section 302(c) and clause (15) in Part III of Section 302(c) is amended and restated to read as follows:

“To the Manager, an amount equal to the sum of (A) any unreimbursed Manager Advances, and (B) all unpaid Subordinated Management Fees.”

2.5The following provision is added as Section 302(g) of the Indenture:

"(g)	All amounts available for distribution to the Issuer from the Trust Account or any Series Account shall during the Deferral Period be retained in, or deposited into, the Trust Account."

2.6Section 801 of the Indenture is amended to add the following as clauses (xv), (xvi), (xvii), (xviii) and (xix):

"(xv)

The Issuer and the Indenture Trustee (acting at the direction of the Requisite Global Majority) shall not have signed by February 28, 2017, an amendment to this Indenture that revises Sections 801 and 1201, and other provisions, hereof, the Series 2012-1 Supplement and, if applicable, the other Series 2012-1 Related Documents on terms agreed by Issuer and Indenture Trustee (acting at the direction of the Requisite Global Majority or, if required by the terms of the Indenture or the Series 2012-1 Supplement, the Super Majority of Holders or each Noteholder); or

(xvi)during the Deferral Period, the Issuer shall declare or make a dividend or other distribution of cash or property to TL including a distribution of any amounts otherwise payable to the Issuer from the Trust Account or any Series Account; or

(xvii)during the Deferral Period, the Issuer acquires additional Containers from TL, any Affiliate of TL or any other Person; or

(xviii)during the Deferral Period, the Issuer sells, transfers or conveys any Managed Container to TL or any Affiliate of either TL or TGH; or

(xix)during the Deferral Period, an event of default (determined without regard to any waiver or curative amendment) shall occur under any Funded Debt Document of either TL or TGH."

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2.7Clause (5) in Section 1201 of the Indenture is amended to read as follows:

“(5)

At all times from the Restatement Date through the fiscal quarter ended September 30, 2016, the EBIT Ratio of the Issuer as of the end of any fiscal quarter is less than 1.25 to 1.  On and after February 28, 2017, the EBIT Ratio of the Issuer as of the end of any fiscal quarter (including the fiscal quarter ending December 31, 2016) is less than 1.25 to 1.  The Issuer shall deliver (or cause the Manager to deliver to the Indenture Trustee and the Noteholders) a calculation of the EBIT Ratio of the Issuer for the fiscal quarter ending December 31, 2016 by not later than February 15, 2017.”

2.8Clause (a) in Section 1307 of the Indenture is amended to read as follows:

“(a) in the case of the Indenture Trustee, at the following address:  600 S. 4th Street, MAC N9300-061, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services/Asset-Backed Administration.”

Section 3.Representations and Warranties.  (a)  The Issuer hereby confirms that, after giving effect to this Amendment, each of the representations and warranties set forth in the Indenture made by the Issuer are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.

(b)The Issuer hereby confirms that (i) each of the conditions precedent to the amendment to the Indenture have been, or contemporaneously with the execution of this Amendment will be, satisfied, (ii) the Indenture, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and (iii) the security interest and liens created by the Indenture and the Series 2012-1 Supplement are hereby ratified and affirmed by the Issuer and remain in full force and effect.

Section 4.Effectiveness of Amendment.

4.1The Amendment shall become effective on the date on which all of the following events or conditions shall have occurred or been satisfied:

(i)this Amendment has been executed and delivered by the Issuer and the Indenture Trustee and approved by Noteholders representing in aggregate the Requisite Global Majority;

(ii)the Indenture Trustee shall have received (1) pursuant to Section 1301 of the Indenture, an Officer’s Certificate in form and substance satisfactory to the Indenture Trustee, and (2) pursuant to Section 1003 of the Indenture, an Opinion of Counsel addressed to the Indenture Trustee stating that the execution of this Amendment is authorized or permitted by the Indenture;

(iii)the Requisite Global Majority shall have directed the Indenture Trustee to enter into this Amendment;

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(iv)Amendment Number 1 to the Series 2012-1 Supplement shall be in full force and effect;

(v)Amendment Number 1 to the Series 2012-1 Note Purchase Agreement shall be in full force and effect;

(vi)Amendment Number 1 to the Management Agreement shall be in full force and effect;

(vii)The Issuer shall have provided the Administrative Agent with copies of amendments executed on or about the date hereof, to (i) the Amended and Restated Series 2013-1 Supplement issued pursuant to, and incorporating the terms of, the Amended and Restated Indenture, dated as of February 4, 2015 (as amended to date), between Textainer Marine Containers IV Limited, as issuer, and Wells Fargo Bank, National Association, as indenture trustee and (ii) the Credit Agreement, dated as of April 26, 2013 (as amended to date), among TAP Funding Ltd., as borrower, the Lenders from time to time thereto, and ABN AMRO Capital USA LLC, as administrative agent, in each case certified as complete and correct and in full force and effect, except to the extent conditioned on the simultaneous effectiveness of this Amendment;

(viii)The Issuer shall have paid or caused to be paid, a fee to each Series 2012-1 Noteholder who executes and delivers this Amendment by no later than 5:00 p.m. Eastern time on December 21, 2016, an amendment fee equal to 12.5 basis points of the Series 2012-1 Note Commitment of such consenting Series 2012-1 Noteholder, such amendment fee may be paid by the Issuer depositing such amount into the Series 2012-1 Series Account, and upon such deposit, the Trustee shall promptly pay such fee to each consenting Series 2012-1 Noteholder, in accordance with the written direction of the Issuer (and by consenting to this Amendment, each Series 2012-1 Noteholder agrees to be paid in such manner); and

(ix)The Issuer shall have paid all fees and expenses of counsel to the Series 2012-1 Noteholders and the Indenture Trustee in connection with the preparation and negotiation of this Amendment.

4.2This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Indenture and (ii) each reference in the Indenture to “this Indenture”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to such Indenture, as amended or modified hereby.

4.4Except as expressly amended or modified hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

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Section 5.Execution in Counterparts, Effectiveness.  This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 6.Governing Law; Jurisdiction; Waiver of Jury Trial.  THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO ANY OTHER PRINCIPALS OF CONFLICT OF LAW AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  IF ANY PROVISION OF THIS AMENDMENT IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS AMENDMENT.  THIS AMENDMENT HAS BEEN DELIVERED IN THE LAWS OF THE STATE OF NEW YORK.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AMENDMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES NATIONAL CORPORATE RESEARCH LTD., HAVING AN ADDRESS AT 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016 ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS, AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THE INDENTURE, AS AMENDED BY THIS AMENDMENT, SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THE INDENTURE, AS AMENDED BY THIS AMENDMENT, OR ANY OTHER RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

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Section 8.PATRIOT ACT.The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party’s identity, including without limitation each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TEXTAINER MARINE CONTAINERS II LIMITED
By:	/s/ Michael Harvey
Name:	Michael Harvey
Title:	Executive Vice President

Amendment No. 1 to

TMCL II A&R Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Vice President

Amendment No. 1 to

TMCL II A&R Indenture

Amendment No. 1 to the Amended

and Restated Indenture is hereby approved

by each of the following Noteholders,

and each such Noteholder hereby directs the

Indenture Trustee to execute this Amendment No. 1

Series 2012-1 Noteholder:	WELLS FARGO BANK, NATIONAL ASSOCIATION
	By:	/s/ Emily Alt
	Name:	Emily Alt
	Title:	Director

Amendment No. 1 to

TMCL II A&R Indenture

Series 2012-1 Noteholder:	BANK OF AMERICA, N.A.
	By:	/s/ Adarsh Dhand
	Name:	Adarsh Dhand
	Title:	Vice President

Amendment No. 1 to

TMCL II A&R Indenture

Series 2012-1 Noteholder:	ROYAL BANK OF CANADA
	By:	/s/ Austin J. Meler
	Name:	Austin J. Meler
	Title:	Authorized Signatory

Amendment No. 1 to

TMCL II A&R Indenture

Series 2012-1 Noteholder:	ING BELGIUM SA/NV

	By:	/s/ Filip Masschelein
	Name:	Filip Masschelein
Title:

	By:	/s/ Isabel Frits
	Name:	Isabel Frits
	Title:	Director

Amendment No. 1 to

TMCL II A&R Indenture

Series 2012-1 Noteholder:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
	By:	/s/ Patrick J. Hart
	Name:	Patrick J. Hart
	Title:	Authorized Signatory

	By:	/s/ Erin McCutcheon
	Name:	Erin McCutcheon
	Title:	Authorized Signatory

Amendment No. 1 to

TMCL II A&R Indenture

Series 2012-1 Noteholder:	KEYBANK, NATIONAL ASSOCIATION
	By:	/s/ Richard Andersen
	Name:	Richard Andersen
	Title:	Designated Signer

Amendment No. 1 to

TMCL II A&R Indenture

Series 2012-1 Noteholder:	SANTANDER BANK, N.A.
	By:	/s/ Paul Lammey
	Name:	Paul Lammey
	Title:	Managing Director

Amendment No. 1 to

TMCL II A&R Indenture

Series 2012-1 Noteholder:	ABN AMRO CAPITAL USA LLC
	By:	/s/ Ross Briggs
	Name:	Ross Briggs
	Title:	Vice President

	By:	/s/ R. Bisscheroux
	Name:	R. Bisscheroux
	Title:	Director

Amendment No. 1 to

TMCL II A&R Indenture

Series 2012-1 Noteholder:	SUNTRUST BANK
	By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	First Vice President

Amendment No. 1 to

TMCL II A&R Indenture